UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01. Material Definitive Agreement.
     On May 23, 2006, at the annual meeting of shareholders, the shareholders of Medicis Pharmaceutical Corporation (the “Company”) approved the Medicis 2006 Incentive Award Plan (the “2006 Plan”) that provides for the grant of equity awards to members of the board of directors, employees and consultants. The 2006 Plan became effective immediately upon that approval.
     A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is incorporated by this reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2006.
Purpose of the 2006 Plan
     The purpose of the 2006 Plan is to consolidate the Company’s prior equity incentive plans, consisting of the Medicis Pharmaceutical Corporation 1996 Stock Option Plan, the Medicis Pharmaceutical Corporation 1998 Stock Option Plan, the Medicis Pharmaceutical Corporation 2002 Stock Option Plan and the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (collectively, the “Prior Plans”), into one incentive plan without increasing the amount of shares that may be issued as equity awards by the Company. With the adoption of the 2006 Plan, all of the Prior Plans were terminated as to future awards. All future awards will be granted under the 2006 Plan, which we believe is best designed to provide the proper incentives for our employees, consultants and non-employee directors, ensures our ability to make performance-based awards, and meets the requirements of applicable law. All outstanding awards under the Prior Plans will continue to be governed by the Prior Plans.
Administration
     The 2006 Plan generally will be administered by the Compensation Committee of the board of directors. The administrator will have full authority to establish rules and regulations for the proper administration of the 2006 Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award, the price to be paid, if any, and the other terms and conditions of the awards, consistent with the terms of the 2006 Plan. The administrator may modify outstanding awards as provided in the 2006 Plan.
Limitation on Awards and Shares Available
     As of the effective date of the 2006 Plan and based on the then available shares under the Prior Plans, there were 916,511 shares of common stock of the Company, par value $0.014, (“Common Stock”) available for issuance under the 2006 Plan. The number of shares of Common Stock available for issuance under the 2006 Plan will be reduced by two shares for each one share of Common Stock delivered in settlement of any “full-value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value.
     In the event of any cancellation, termination, expiration or forfeiture of any award under any Prior Plans during the term of the 2006 Plan (including any shares of Common Stock that are surrendered by the holder or repurchased by the Company pursuant to the terms of the applicable award agreement at a price not greater than the original purchase price paid by the holder), the number of shares of Common Stock which may be issued or transferred pursuant to awards under the 2006 Plan will automatically be increased by one share for each share subject to such award at the time of its cancellation, termination, expiration, forfeiture or repurchase.
     In addition, to the extent that an award granted under the 2006 Plan terminates, expires or lapses for any reason, the number of shares of Common Stock which may be issued or transferred pursuant to awards under the 2006 Plan will automatically be increased by (i) one share for each one stock option, stock appreciation right and other award for which the holder pays the intrinsic value that is subsequently terminated, expired, cancelled, forfeited or repurchased, and (ii) two shares for every full-value award that is subsequently expired, cancelled, forfeited or repurchased.

     In no event will the aggregate number of shares issuable under the 2006 Plan exceed 5,000,000 shares. The maximum number of shares of common stock that may be subject to one or more awards granted to a participant during any fiscal year is 500,000 shares.
Awards
     The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, dividend equivalents, performance awards and stock payments, or any combination thereof, to eligible individuals. The terms of the awards are subject to the provisions in an award agreement, consistent with the terms of the 2006 Plan.
     The exercise price of a stock option and the base price of a stock appreciation right shall not be less than the fair market value of the Company’s common stock on the date of grant. No stock option shall be exercisable later than ten (10) years after the date it is granted. In general, full value awards are required to vest over a period of not less than (i) three years from the grant date for those full value awards that vest based solely on employment with the Company, or (ii) one year following the commencement of the performance period, for full value awards that vest based upon the attainment of performance goals.
     The administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The 2006 Plan enumerates certain performance criteria that may be used in granting such awards. Cash settled awards payable to any person during a fiscal year that are intended to be “performance-based compensation” under Section 162(m) may not exceed $2,500,000.
Automatic Grants to Non-employee Directors
     On September 29, 2006, each person serving as a non-employee director will automatically be granted a non-qualified stock option covering 7,500 shares of our Common Stock, and commencing with the 2007 annual meeting of stockholders, each person who continues to serve as a non-employee director as of such annual stockholder meeting will automatically be granted a non-qualified stock option covering 15,000 shares of our Common Stock. Each such stock option will vest upon the earlier of (i) the one-year anniversary of the option grant date or (ii) the next annual meeting at which one or more members of Board are standing for re-election, subject in each case to the director’s continued service on the Board through such date. These options will have an exercise price per share of Common Stock equal to 100% of the fair market value of a share of Common Stock on the option grant date and a term of seven years. These options vest in full upon the earlier of (i) the one (1)-year anniversary of the grant date or (ii) the next annual meeting at which one or more members of the Board are standing for re-election, subject in either case to the non-employee director’s continued service on the Board through such date. Following the non-employee director’s termination of service on the Board for any reason, the vested options shall remain exercisable for a period of 12 months following such termination. The administrator may grant restricted stock or restricted stock units in lieu of one or more of the foregoing discussed option grants, subject to certain conditions regarding amount and vesting.
Amendment and Termination
     The administrator may amend the 2006 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of the New York Stock Exchange (or any other market or stock exchange on which the common stock is at the time primarily traded). Additionally, shareholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2006 Plan, or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2006 Plan.
     The administrator may terminate the 2006 Plan at any time. However, in no event may an award be granted pursuant to the 2006 Plan on or after April 5, 2016.

Miscellaneous
     The 2006 Plan also contains provisions with respect to the qualification of certain awards as performance-based compensation under Section 162(m), payment of purchase prices, vesting and expiration of awards, treatment of awards upon sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the 2006 Plan.
Item 9.01. Financial Statements and Exhibits.
10.1      The Medicis 2006 Incentive Award Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A
             filed on April 13, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION
Date: May 30, 2006	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	The Medicis 2006 Incentive Award Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2006).